1. Amended and Restated Agreement and Declaration of Trust dated March 21, 2014 - Incorporated by reference to Post-Effective Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.
2. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 - Incorporated by reference to Post-Effective Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.
3. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014;
schedule A dated March 7, 2014   Incorporated by reference to
Post-Effective Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.
4. Sub-Advisory Contract among Putnam Investment Management, LLC, Putnam Investments Limited and The Putnam Advisory Company, LLC
dated February 27, 2014   Incorporated by reference to Post-
Effective Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.